CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):     October 10, 2008
                                                       -------------------------


                                AMREP CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


             Oklahoma                     1-4702               59-0936128
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(State or Other Jurisdiction of      (Commission File        (IRS Employer
 Incorporation or Organization)            Number)       Identification Number)


  300 Alexander Park, Suite 204, Princeton, New Jersey             08540
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 (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (609) 716-8200
                                                    ----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[  ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[  ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

     As reported in Item 8.01 of this Current Report, on October 10, 2008, the Company announced that it will unify its magazine subscription, membership and direct mail fulfillment services businesses at its Palm Coast, Florida facility. The unification is part of the Company's plan to streamline operations, improve service and reduce costs in its fulfillment services businesses. As part of this undertaking, the Company will close its facilities in Louisville, Colorado and the portion of its facilities in Mt. Morris, Illinois from which these services are also provided.

     The Company estimates that the closures will occur over a three-year period and will involve a pre-tax cost to the Company during this period of approximately $7.0 million, including approximately $5.0 million of cash payments comprised of approximately $2.8 million of severance and retention payments, a $1.3 million lease termination fee, and other miscellaneous cash costs and approximately $2.0 million of non-cash charges comprised of accelerated amortization and impairment charges.

Item 8.01.  Other Events.

     On October 10, 2008, the Company issued a press release announcing that it will unify the magazine subscription, membership and direct mail fulfillment services businesses of its subsidiaries, Palm Coast Data LLC and Kable Fulfillment Services, Inc., under one brand: Palm Coast Data - and into one location, the Company's fulfillment services facility in Palm Coast, Florida. The unification of these businesses is part of a long range plan, initiated when the Company acquired Palm Coast Data in January 2007, to streamline operations, improve service to clients and create cost efficiencies through the reduction of overhead costs and the elimination of operating redundancies. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

  (c)  Exhibits.

       99.1   Press Release dated October 10, 2008, issued by AMREP Corporation.

Forward Looking Statements
--------------------------

     The statements in this Current Report regarding the combination of the magazine subscription, membership and direct mail fulfillment services businesses are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to efficiently unify the components of its fulfillment services business, the time required and costs involved in doing so, the expected achievement of improved customer service and cost efficiencies, the Company's ability to migrate customers to an integrated data processing system, and the availability of economic and tax incentives. Further information about these and other relevant risks and uncertainties may be found in the Company's Form 10-K and its others filings with the Securities and Exchange
Commission.  The Company  disclaims  any  intention or  obligation  to update or


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

revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMREP CORPORATION
                                              -----------------
                                                (Registrant)

                                              By:  /s/ Peter M Pizza
                                                   -------------------------
                                                   Peter M. Pizza
                                                   Vice President and
                                                   Chief Financial Officer

Date:  October 10, 2008


                                  EXHIBIT INDEX

 Exhibit No.                            Description
 -----------                            -----------

      99.1    Press Release dated October 10, 2008, issued by AMREP Corporation.









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